Exhibit 10.30


                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT, dated as of May 15, 1996 ("Effective Date"),
is  between  Harry  M.  Conger   ("Consultant")  and  Homestake  Mining  Company
("Homestake").

         1. Homestake agrees to engage Consultant, and Consultant agrees to accept the engagement, to provide consulting services with respect to the following and for such additional matters as Consultant and Homestake agree ("Services"):

         (a) Consultant will act as a Director and non-Executive Chairman of the Board of Directors of Homestake, and will perform the duties generally applicable to that position.

         (b) Consultant will continue as a member of the Executive and Finance Committees of the Board of Directors of Homestake.

          (c) Consultant will represent the Company as a member of such selected outside organizations as may be agreed between Consultant and the Homestake Representative, including but not limited to the World Gold Council, the National Mining Association and the Western Regional Council.

         (d) Consultant will assist the President of Homestake in connection with proposed business transactions as a facilitator in providing introductions and as otherwise requested.

         (e) Consultant will assist in the recruiting of new Directors of Homestake.

         (f) Consultant will consult with the President of Homestake as requested.

Services under this agreement shall not include testifying as a witness in legal proceedings, and compensation shall not be payable under this agreement with respect to testifying in any proceeding.

         2. The engagement shall begin on the Effective Date and continue until May 14, 1997, and, at the request of either party made at least 30 days prior to the expiration date, will be renewable until May 14, 1998.

         3. (a) Consultant shall perform Services for Homestake as, when and where reasonably requested to do so by Homestake. It is expected that Consultant may spend up to approximately 500 hours per year providing Services. Travel time, including travel to a location at which services are to be performed, shall be considered time in which services are performed. If the amount of time spent providing Services significantly exceeds that number of hours, at the request of Consultant, Consultant and Homestake will review the level of time spent and the amount of compensation and attempt to agree on appropriate adjustments.

         (b) Homestake shall pay Consultant the sum of $150,000 per year, payable in advance in equal quarterly installments on each of May 15, August 15, November 15 and February 15. Such compensation shall be in lieu of any Director's fees that would otherwise be payable for Consultant acting as a Director of Homestake. Provided, however, that Homestake shall determine the Director's fees that would have been payable to Consultant in the absence of this paragraph 3(b) and, for purposes of any Homestake Directors Share Rights programs, Consultant shall be deemed to have received that amount of Director's fees and shall participate in such Directors Share Rights programs on that basis.

         (c) Homestake shall also pay the costs for Consultant's maintenance of an office outside of Homestake's offices (including rent, secretarial assistance, utilities and supplies), up to a maximum of $1,500 per month. Consultant shall provide to Homestake invoices, with appropriate documentation, for such office expenses.

         (d) Homestake shall make reasonable advances to Consultant for travel related to Services, and after presentation of customary receipts shall reimburse Consultant for approved expenses related to Services in accordance with the travel advance and expense reimbursement policies for Homestake employees.

         (e) Homestake shall reimburse Consultant for related expenses, within ten days of its receipt and approval of Consultant's invoice. Consultant's invoices shall identify the Services in respect of which any expenses were incurred, contain a summary of the countries in which Services were performed and expenses incurred, allocate the expenses by project and country, identify the Homestake Representative(s) authorizing the Services in respect of which the expenses were incurred, and contain such additional information in such detail as Homestake may reasonably require.

         4. (a) If requested by Homestake, Consultant shall keep and make available to Homestake records showing all Services performed and time spent in such performance. Consultant shall make such written reports of Consultant's activities to Homestake as Homestake may from time to time reasonably request.

         (b) All such records and reports shall be the sole and exclusive property of Homestake, to be delivered to Homestake by Consultant upon Homestake's request. Consultant expressly agrees to deliver to Homestake all papers, drawings, models, maps, or any other thing related to Services in Consultant's possession or under its control upon termination of this agreement.

         5. Consultant shall not, within three years after the termination of this agreement, divulge to any person any proprietary or confidential information relating to Homestake or its Subsidiaries or Affiliates ("Homestake Companies"), or relating to any business or property in which any of the Homestake Companies has an interest, acquired by Consultant while in the prior employment of any of the Homestake Companies or in the course of performance of duties under this agreement without express written authorization by an officer of Homestake. For purposes of this agreement, "Subsidiary" shall mean any corporation, partnership, joint venture or other entity or person in which Homestake has a total direct and/or indirect equity or voting interest of at least 20%, and "Affiliate" shall mean any corporation, partnership, joint venture or other entity or person which is directly or indirectly controlling, controlled by or under common control with Homestake.


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

         6. Consultant represents and warrants to Homestake that his performance of Services will not breach any obligation Consultant may have to any third party.

         7. Consultant agrees that until termination of this agreement, Consultant shall not engage in any employment or consulting services with anyone other than one of the Homestake Companies relating to the Services performed or relating to any business or property in which any of the Homestake Companies has an interest without Homestake's prior written consent.

         8. Consultant shall not delegate, subcontract, assign, or employ any person to perform any work directly or indirectly related to Services without Homestake's prior written consent.

         9.  (a)  In  the  performance  of  Services   Consultant  shall  be  an
independent contractor. Nothing in this agreement shall be deemed to make Consultant an agent, employee or partner of Homestake. Consultant shall not, by reason of this agreement, participate in any employee benefits available to employees of Homestake Companies, nor shall this agreement diminish any benefits or rights Consultants may otherwise be entitled to receive as a former employee or officer of the Homestake Companies.

         (b) Consultant assumes full responsibility and liability for the payment of any taxes due on any amount received hereunder.

         (c) Except to the extent required by law, Homestake shall not make any deduction from any amount paid by it to Consultant for taxes or for insurance or benefits.

         10. The Homestake Representative authorized to assign work to Consultant and coordinate Consultant's performance of Services is Jack E. Thompson. Homestake may assign such responsibility to any other Representative or Representatives.

         11. (a) All notices provided for in this agreement shall be delivered personally or by facsimile or by first class mail, postage prepaid, and shall be deemed received when personally delivered or, if by facsimile, on the next business day after receipt or, if mailed, five business days after date of mailing.

         (b) Any notice of default shall only be effective if delivered personally, or sent by registered or certified mail.



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


         (c) Any notice from Consultant to Homestake shall be delivered or addressed to the Homestake Representative.

         (d) All notices to be delivered by mail or facsimile shall be sent to the addresses and facsimile numbers shown below (or as changed by notice given as provided herein).

         12. The interpretation and performance of this agreement shall be governed by the domestic law of the State of California, without regard to conflict of laws principles.

         13. This agreement constitutes the entire agreement between the parties related to its subject matter. It supersedes all prior proposals, agreements, understandings, representations and conditions. It may not be changed or amended except in writing.

                                             CONSULTANT
                                             Name: HARRY M. CONGER
                                             Address: 500 Ygnacio Valley Rd.
                                                      Suite 250
                                                      Walnut Creek, CA 94596
                                             Tel No.: 510-926-6485
                                             Fax No.: 510-926-6494

                                             Signature:  \s\ Harry M. Conger

                                             HOMESTAKE MINING COMPANY
                                             11th Floor
                                             650 California Street
                                             San Francisco, CA 94108-2788
                                             Tel. No.: (415) 981-8150
                                             Fax No.:  (415) 397-5025

                                             By:   \s\ Jack E. Thompson
                                                 ----------------------
                                                      Jack E. Thompson





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